UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2011

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West

Santa Monica, California 90404

(Address of principal executive offices) (Zip Code)

(310) 447-3870

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 1, 2011, Entravision Communications Corporation (the “Company”) entered into a new employment agreement with Christopher T. Young, pursuant to which he will continue to serve as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. For details regarding Mr. Young’s employment agreement, please see Item 5.02 below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2011, the Company entered into a new employment agreement with Christopher T. Young, pursuant to which he will continue to serve as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. This agreement, effective as of May 12, 2011, replaces a similar agreement with Mr. Young, which agreement was entered into effective as of May 12, 2008.

The agreement with Mr. Young provides for an initial base salary of $315,500 per year for the term of his agreement, which ends on December 31, 2012. Mr. Young’s base salary may be increased in the discretion of the Compensation Committee of the Board of Directors. In addition, Mr. Young is eligible to receive a discretionary annual bonus of up to 100% of his then-current base salary. He is also eligible for equity incentive grants under the Company’s equity incentive plans.

If Mr. Young’s employment is terminated by the Company without cause or by Mr. Young for good reason (including a change of control of the Company), he will be entitled to receive: (i) all accrued salary and benefits through the date of termination; (ii) any discretionary bonus that is approved by the Compensation Committee of the Board of Directors prior to the date of termination; and (iii) a severance payment equal to: (A) Mr. Young’s then current base salary, plus (B) a prorated bonus amount which shall be equal to the product of: (x) the average annual bonuses received by Mr. Young for the two years preceding the year of such termination, multiplied by (y) a fraction, the numerator of which is the number of days preceding such termination in the then-current calendar year, and the denominator of which is 365.

If Mr. Young’s employment is terminated by us for cause, he will only be entitled to receive accrued salary and benefits through the date of termination and shall be ineligible for any bonus or severance payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: September 2, 2011	By:	/s/ Walter F. Ulloa
Walter F. Ulloa
Chairman and Chief Executive Officer